    TBPELS REGISTERED ENGINEERING FIRM F-1580        FAX (713) 651-0849
    1100 LOUISIANA SUITE 4600    HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

Consent of Independent Petroleum Engineers
To the Board of Directors
Crescent Energy Company:

    We have issued our report dated January 30, 2024, on estimates of oil, natural gas and NGL reserves estimates and forecasts of economics as of December 31, 2023. As independent oil and gas consultants, we hereby consent to the inclusion or incorporation by reference of our report and the information contained therein included in or made part of this Annual Report on Form 10-K of Crescent Energy Company. Furthermore, we hereby consent to the incorporation by reference in that certain (i) Registration Statement on Form S-3 (File No. 333-269152), as may be amended from time to time, as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 6, 2023, of the report and (ii) Registration Statement on Form S-8 (File No. 333-261604), as may be amended from time to time, as originally filed with the Commission on December 10, 2021, of the report.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.

Houston, Texas
March 4, 2024

SUITE 2800, 350 7TH AVENUE, S.W.    CALGARY, ALBERTA T2P 3N9    TEL (403) 262-2799
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